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                                                                     Exhibit 2.4
                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


                 AMENDMENT NO. 1 ("Amendment No. 1"), entered into as of October 31, 1996, by and among View Tech, Inc., a California corporation (the "Buyer"), View Tech Acquisition, Inc., a California corporation ("VTAI-Cal"), USTeleCenters, Inc., a Massachusetts corporation (the "Target"), and View Tech Acquisition, Inc., a Delaware corporation ("VTAI-Del"), to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 5, 1996, by and among Buyer, VTAI-Cal and the Target. Except as otherwise provided herein, all capitalized terms used in Amendment No. 1 shall have the meanings set forth in the Merger Agreement after giving effect to Amendment No.
1. The Buyer, the Target, VTAI-Cal and VTAI-Del are referred to collectively herein as the "Parties."

                 WHEREAS, the Buyer, the Target and VTAI-Cal entered into the Merger Agreement with respect to, among other things, the merger of the Target by and into VTAI-Cal; and

                 WHEREAS, the Parties desire to amend the Merger Agreement as set forth herein.

                 NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

                 1. VTAI-Cal shall be substituted and replaced in the Merger Agreement with VTAI-Del, and all references to "Transitory Subsidiary" in the Merger Agreement shall apply to VTAI-Del.

                 2. The phrase ", Delaware General Corporation Law" shall be added immediately following the phrase "California General Corporation Law" in each of the first recital and Sections 2(a)(i) and (ii) of the Merger Agreement.

                 3. A new definition, "'DELAWARE GENERAL CORPORATION LAW' means the General Corporation Law of the State of Delaware, as amended." shall be added to Section 1 immediately after the definition of "Definitive Target Proxy Materials."

                 4. The phrase ", the Secretary of State of the State of Delaware" shall be added immediately following the phrase "Secretary of State of the State of California" in Section 2(d)(iii) of the Merger Agreement.

                 5. The phrase "and the Secretary of State of the State of Delaware" shall be added immediately following the phrase "Secretary of State of the State of California" in Section 2(e) of the Merger Agreement.

                 6. The phrase "(and the Buyer Shares, if any, issued to Concord Partners, Ltd. as contemplated by Section 8(k)" set forth in the first sentence of Section 5(b)(i) of the Merger Agreement shall be deleted and replaced with the phrase ", provided, however, that the Buyer shall register the Buyer Shares, if any, issued to Concord Partners, Ltd. as contemplated by
Section 8(k) on Form SB-2 or any successor form under the Securities Act, as soon as practicable but in no event later than ninety (90) days after the Closing Date."





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                 7.       The reference to "Section 368(a)(2)(E)" set forth in
Section 6(b)(xii) of the Merger Agreement shall be deleted and changed to "Section 368(a)(2)(D)."

                 8.       The reference to "H. C. Wainwright" set forth in
Section 6(b)(xix) of the Merger Agreement shall be deleted and changed to "an investment banker or financial advisor of its choice."

                 9. There are no other amendments, changes or modifications to the Merger Agreement and all other sections thereof shall remain unaffected by Amendment No. 1.





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                 IN WITNESS WHEREOF, the parties hereto have executed Amendment
No. 1 as of the date first written above.


View Tech, Inc., a California corporation


By:      /s/ ROBERT G. HATFIELD
         ---------------------------------
         Robert G. Hatfield
Title:   Chief Executive Officer


View Tech Acquisition, Inc., a California corporation

By:      /s/ ROBERT G. HATFIELD
         ---------------------------------
         Robert G. Hatfield
Title:   Chief Executive Officer


View Tech Acquisition, Inc., a Delaware corporation


By:      /s/ ROBERT G. HATFIELD
         ---------------------------------
         Robert G. Hatfield
Title:   Chief Executive Officer


USTeleCenters, Inc., a Massachusetts corporation


By:      /s/ FRANKLIN A. REECE,III
         ---------------------------------
         Franklin A. Reece, III
Title:   President